UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 16, 2023

DATASEA INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38767	45-2019013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20th Floor, Tower B, Guorui Plaza 1 Ronghua South Road Technological Development Zone, Beijing, People’s Republic of China 100176
(Address of principal executive offices)

Registrant’s telephone number, including area code: (+86) 10-56145240

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DTSS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Definitive Material Agreement.

On May 16, 2023, Shuhai Information Technology Co., Ltd. (the “Buyer”, a VIE and consolidated affiliated entity of the Datasea Inc. (the “Company”)), entered into an Office Purchase Agreement (the “Office Purchase Agreement”) with Fu Liu (the “Seller”), a member of the Board of Directors of the Company and the beneficial owner of approximately 6,097,820 shares of the Company’s issued and outstanding common stock. Pursuant to the Office Purchase Agreement, Buyer will purchase a 2,824.29 square meter office located in Fenggang Jingdong Urban Science and Technology Financial Innovation Center Phase II Project, Building No. 4 Scientific Research Building, PRC (the “Property”). The total purchase price is RMB73,431,540, equivalent to approximately $10,642,252, payable in 5,912,362 shares of common stock of the Company (the “Consideration Shares”), at an issuance price of $1.80 per share. As of May 9, 2023, the Company had a total of 25,601,233 shares of common stock issued and outstanding. The 5,912,362 Consideration Shares should represent approximately 23.1% of the total issued and outstanding common stock of the Company as of May 9, 2023, and 18.8% on a post-issuance basis.

The Consideration Shares are to be issued to the Seller following the execution of the Office Purchase Agreement. The Buyer and Seller shall conduct an inspection and handover of the property within three working days after the issuance of the Consideration Shares. In accordance with the terms of the Office Purchase Agreement, the Consideration Shares may not be sold for a period of six months in the public markets following their issuance. After the expiration of the six month period, the Seller shall complete the legal conveyance of the Property to the Buyer.

The foregoing description of the Office Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the English translation of the Office Purchase Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Consideration Shares were offered and sold in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	English translation of the Office Purchase Agreement, by and among the Company and the Seller, dated May 16, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 22, 2023	DATASEA INC.

	By:	/s/ Zhixin Liu
	Name:	Zhixin Liu
	Title:	Chief Executive Officer

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